UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 5, 2008

VOLT INFORMATION SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

560 Lexington Avenue, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01           Completion of Acquisition or Disposition of Assets

     On September 5, 2008, Volt Information Sciences, Inc. (the “Company”), DataNational, Inc. and DataNational of Georgia, Inc., wholly owned subsidiaries of the Company, as Sellers, completed the sale of the net assets of its directory systems and services as well as its directory publishing operations to YPG Directories, LLC and YPG Systems, LLC, as Buyers, and YPG Holdings Inc., as Guarantor (collectively, “Yellow Page Group”), in accordance with the terms previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 4, 2008 and incorporated herein by reference, for a net purchase price of approximately $179 million in cash.

     The Company plans to use the proceeds, estimated to be approximately $110 million after tax and transaction related expenses, to reduce debt and for other general corporate purposes.

     The assets sold included the operations of Volt Directory Systems and Services, which provides telephone directory database management, sales and marketing services, licensing of directory production and contract management software systems, and DataNational, a publisher of independent community directories in selected Mid-Atlantic and Southeast markets under the Community Phonebook brand, but exclude the Uruguayan operations, which combined are reported as the Company’s Telephone Directory segment.

Item 8.01           Other Events.

     On September 8, 2008, the Company issued a press release announcing the completion of the sale of the net assets of its directory systems and services as well as its directory publishing operations to Yellow Page Group. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.          Financial Statements and Exhibits.

     (b)      Pro Forma Financial Information.

Volt Information Sciences, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Statement of Operations
	Nine Months Ended
	July 27, 2008
	Historical	Pro Forma Adjustments	(1) (2) (3)	Pro Forma
	(In thousands)

Sales	$ 1,776,694	$ -		$ 1,776,694

Cost and Expenses
Cost of sales	1,689,719			1,689,719
Selling and administrative	66,426			66,426
Restructuring costs	1,504			1,504
Depreciation and amortization	29,532			29,532
	1,787,181	-		1,787,181

Operating Loss	(10,487)	-		(10,487)

Other Income (Expenses)
Interest Income	3,416			3,416
Other expense, net	(3,319)	1,412	(5)	(1,907)
Foreign exchange loss, net	(806)			(806)
Interest Expense	(5,636)	329	(5)	(5,307)

Loss from Continuing Operations before Minority Interest and Income Taxes	(16,832)	1,741		(15,091)

Minority interest	2	-		2

Loss from Continuing Operations before Income Taxes	(16,830)	1,741		(15,089)

Income tax benefit	6,115	(703)	(5)	5,412

Loss from Continuing Operations	$ (10,715)	$ 1,038		$ (9,677)

Per Share - Basic and Diluted
Loss from continuing operations per share	$ (0.49)			$ (0.44)

Weighted average number of shares outstanding	22,098			22,098

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

Volt Information Sciences, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Statement of Operations
	Year Ended
	October 28, 2007
	Historical	Pro Forma Adjustments	(1) (2) (3)	Pro Forma
	(In thousands)

Sales	$2,353,082	$ (68,021)	(3)	$ 2,285,061

Cost and Expenses
Cost of sales	2,144,716	(36,455)	(3)	2,108,261
Selling and administrative	102,605	(14,310)	(3)	88,295
Depreciation and amortization	38,221	(1,154)	(3)	37,067
	2,285,542	(51,919)		2,233,623

Operating Income	67,540	(16,102)		51,438

Other Income (Expenses)
Interest Income	6,256	-		6,256
Other expense, net	(7,549)	403	(3)	(4,165)
		2,981	(5)
Foreign exchange loss, net	(421)	-		(421)
Interest Expense	(3,612)	-		(3,612)

Income from Continuing Operations before Minority Interest and Income Taxes	62,214	(12,718)		49,496

Minority interest	6	-		6

Income from Continuing Operations before Income Taxes	62,220	(12,718)		49,502

Income tax provision	(22,888)	(1,204)	(5)	(17,718)

		6,374	(3)

Income from Continuing Operations	$ 39,332	$ (7,548)		$ 31,784

Per Share - Basic
Income from continuing operations per share	$ 1.71			$ 1.39
Weighted average number of shares outstanding	22,935			22,935

Per Share - Diluted
Income from continuing operations per share	$ 1.71			$ 1.38
Weighted average number of shares outstanding	22,985			22,985

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

Volt Information Sciences, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Balance Sheet
	July 27, 2008
	Historical	Pro Forma Adjustments	(1) (2)	Pro Forma
ASSETS	(In thousands)
Current Assets
Cash and cash equivalents	$ 43,821	179,184	(4)	$ 168,005
		(55,000)	(5)
Restricted cash	28,593			28,593
Short-term investments	4,965			4,965
Trade accounts receivable	500,000			500,000
Inventories	40,264			40,264
Assets held for sale	35,065	(35,065)	(6)	-
Recoverable income taxes	13,096	(13,096)	(7)	-
Deferred income taxes	9,597			9,597
Prepaid insurance and other assets	32,133			32,133
Total Current Assets	707,534	76,023		783,557

Property, plant and equipment, net	70,560			70,560
Insurance and other	4,325			4,325
Deferred income taxes	7,980			7,980
Goodwill	102,670			102,670
Other intangible assets, net	48,404			48,404
TOTAL ASSETS	$ 941,473	$ 76,023		$1,017,496

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Short-term borrowings	$ 217,360	(55,000)	(5)	$ 162,360
Accounts payable	206,456			206,456
Liabilities related to assets held for sale	21,862	(21,862)	(6)	-
Accrued wages and commissions	58,417	6,258	(4)	64,675
Accrued taxes other than income taxes	22,396			22,396
Accrued insurance and other liabilities	30,492	3,500	(4)	33,992
Deferred income and other liabilities	12,496			12,496
Income taxes payable		48,504	(7)	48,504
Total Current Liabilities	569,479	(18,600)		550,879

Long-term debt	12,250			12,250
Deferred income	2,505			2,505
Income taxes payable	937			937
Deferred income taxes	17,157			17,157

Minority interest	994			994

Stockholders' Equity
Common stock	2,350			2,350
Paid-in capital	51,000			51,000
Retained earnings	312,852	156,223	(4)	407,475
		(61,600)	(7)
Accumulated other comprehensive income	2,930			2,930
	369,132	94,623		463,755
Less treasury stock	(30,981)			(30,981)
Total Stockholders' Equity	338,151	94,623		432,774

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 941,473	$ 76,023		$1,017,496

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1

On September 5, 2008, Volt Information Sciences, Inc. (the “Company”) completed the sale of the net assets of its Directory Systems and Services and DataNational operations (the "Disposed Operations") to YPG Directories, LLC and YPG Systems, LLC as Buyers and YPG Holdings Inc., as Guarantor, for a net price of $179.2 million. The Company intends to use the net proceeds, estimated to be approximately $110.0 million after tax and transaction related expenses, to reduce debt and for other general corporate purposes. The accompanying unaudited pro forma condensed financial statements assume an initial reduction of debt of $55.0 million and an addition to cash and equivalents of $55.0 million.

The unaudited pro forma condensed consolidated financial statements give effect to the sale of the net assets of the Disposed Operations which has been accounted for as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements, adjusted to give effect to the disposition in accordance with the underlying terms of the agreement related to the sale.

The Company believes that the assumptions used to derive the unaudited pro forma condensed consolidated financial statements are reasonable under the circumstances and given the information available. Such pro forma financial data has been provided for informational purposes and is not necessarily indicative of the Company’s financial condition or results of operations that actually would have been attained had the transaction occurred at the dates indicated, and is not necessarily indicative of the Company’s financial position or results of operations that will be achieved in the future. The unaudited pro forma condensed consolidated financial statements together with the notes thereto should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes thereto, which can be found in the Company’s Quarterly Report on Form 10-Q for the period ended July 27, 2008 filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2008, the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2008 and the Company’s Annual Report on Form 10-K for the year ended October 28, 2007, filed with the SEC on January 11, 2008.

2

The pro forma condensed balance sheet gives effect to the sale of the Disposed Operations as of July 27, 2008. They have been accounted for as a discontinued operation beginning in the first quarter of the 2008 fiscal year in accordance with U.S. Generally Accepted Accounting Principles.

3

The pro forma statements of operations give effect to the disposition as if the transaction occurred as of the beginning of the earliest period presented (October 30, 2006). The results of operations of the Disposed Operations are excluded from the pro forma statements of operations for 2007 and 2008. The Company expects to realize a net gain on the sale. The estimated non-recurring after-tax gain has not been included in the pro forma statement of operations for 2008 but will be reflected in the historical consolidated financial statements of the Company for the three- and twelve-month periods ending November 2, 2008.

4

The adjustment to increase cash and equivalents of $179.2 million represents the net sales price. The costs associated with the sale of approximately $6.3 million in severance payments and $3.5 million of other expenses are reflected as increases to current liabilities. The gain on the sale of approximately $156.2 million is reflected as an increase to retained earnings.

5

The decrease in cash and equivalents and short-term borrowings represents the use of $55.0 million of the proceeds to pay down short-term borrowings. The related reduction in interest expense of $0.3 million in 2008 and the reduction in securitization costs of  $3.0 million and $1.4 million in 2007 and 2008, respectively, are reflected in the related statements of operations. The related income tax effects of $1.2 million and $0.7 million in 2007 and 2008, respectively, of the decrease in interest expense and securitization costs are reflected in the related statements of operations.

6

The adjustments to assets and liabilities held for sale of $35.1 million and $21.9 million, respectively, reflect the disposition of the assets and liabilities of the Disposed Operations, which was accounted for as a discontinued operation.

7

The increase in income taxes payable of $48.5 million and decrease in recoverable income taxes of $13.1 million and the corresponding decrease in retained earnings of $61.6 million represent estimated income taxes related to the sale of the Disposed Operations. Determination of the final income tax amount is dependent on the Company finalizing the evaluation of certain tax aspects of the transaction.

The increase in interest income of $2.7 million and $1.1 million related to the increased cash and equivalents from the net proceeds of the sale less the reduction in short-term borrowings and the related income tax effects of $1.1 million and $0.4 million in 2007 and 2008, respectively, of the increase in interest income are not reflected in the related pro forma statements of operations.

Forward-Looking Statements

     This report and other reports and statements issued by the Company and its officers from time to time contain certain “forward-looking statements.” Words such as “may,” “should,” “likely,” “could,” “seek,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “strategy,” “design to,” and similar expressions are intended to identify forward-looking statements about the Company’s future plans, objectives, performance, intentions and expectations. These forward-looking statements are subject to a number of known and unknown risks and uncertainties including, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K, Quarter Reports on Form 10-Q, this Form 8-K and in the Company’s press releases and other public filings. Such risks and uncertainties could cause the Company’s actual results, performance and achievements to differ materially from those described in or implied by the forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements made by or on behalf of the Company. The Company does not assume any obligation to update any forward-looking statements after the date they are made.

     (d)     Exhibits.

Exhibits     Description

99.1     Press release of Volt Information Sciences, Inc., dated September 8, 2008.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: September 11, 2008	By:	/s/ Jack Egan
Jack Egan
Senior Vice President and Principal Financial Officer

Exhibit Index

Exhibits     Description

99.1     Press release of Volt Information Sciences, Inc., dated September 8, 2008.